UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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HAMILTON LANE INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	26-2482738
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
One Presidential Blvd., 4th Floor
Bala Cynwyd, PA 19004
(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Common Stock, $0.001 par value per share	The NASDAQ Stock Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-215846
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

Hamilton Lane Incorporated (the “Company”) hereby incorporates by reference the description of its Class A Common Stock, par value $0.001 per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Company’s registration statement on Form S-1 (File No. 333-215846) as initially filed with the Securities and Exchange Commission (the “Commission”) on February 1, 2017, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Company are to be registered on the NASDAQ Stock Market and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 27, 2017	HAMILTON LANE INCORPORATED

	By:	/s/ Robert W. Cleveland
Robert W. Cleveland
General Counsel